Exhibit 10.2

To:    Phillips Edison Grocery Center Operating Partnership I, L.P.
11501 Northlake Dr
Cincinnati
Ohio 45249
United States
Attn:    Todd Pleiman
Telephone:    513 618 4456 Extn1330
Fax:    513 554 1009

From:    Bank of America, N.A. Department:    Swaps Operations Telephone:    (+1) 980 683 2797
Fax:    (+1) 866 255 1444

This Confirmation supersedes and replaces any and all Confirmations previously sent to you in respect of this
Transaction.

Date:    30th April 2015

Our Reference No:    916545822
Reference Name:    Abubakr Dumbuya
Internal Tracking No:    16545822
Admin No:    15BN144288
USI:    1030282338VM16545822

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between
Phillips Edison Grocery Center Operating Partnership I, L.P. and Bank of America, N.A. (each a ''party'' and together
''the parties'') on the Trade Date specified below (the ''Transaction''). This letter agreement constitutes a
''Confirmation'' as referred to in the ISDA Master Agreement specified below (the ''Agreement'').

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the ''Definitions'') are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 22nd April
2015, as amended and supplemented from time to time, between the parties. All provisions contained in the
Agreement govern this Confirmation except as expressly modified below.

In this Confirmation ''Party A'' means Bank of America, N.A. and ''Party B'' means Phillips Edison Grocery Center
Operating Partnership I, L.P..

General Terms:

The terms of the particular Transaction to which this Confirmation relates are as follows: Notional Amount:	USD 175,000,000.00
Trade Date:    22nd April 2015

Effective Date:    1st May 2015

Termination Date:    3rd February 2020

Fixed Amounts:
Fixed Rate Payer:    Party B Fixed Rate Payer
Payment Dates:    The 1st of each Month, commencing on 1st June 2015 and ending on the Termination Date, subject to adjustment in accordance with the
Modified Following Business Day Convention

Fixed Rate:    1.39750 per cent

Fixed Rate Day
Count Fraction:    Actual/360

Floating Amounts:

Floating Rate Payer:    Party A

Floating Rate Payer
Payment Dates:    The 1st of each Month, commencing on 1st June 2015 and ending on the Termination Date, subject to adjustment in accordance with the
Modified Following Business Day Convention

Floating Rate for initial
Calculation Period:    0.18025 per cent

Floating Rate Option:
USD-LIBOR-BBA provided that the words ''on the day that is two London Banking Days preceding that Reset Date'' in the third line of Section 7.1(ab)(xxii) of the Definitions shall be deleted and replaced with the words ''on the day that is two London and New York Banking Days preceding that Reset Date''.

If ''USD-LIBOR-Reference Banks'' is applicable as the Floating Rate Option, the words ''on the day that is two London Banking Days preceding that Reset Date'' in the third line of Section 7.1(ab)(xxv) of the Definitions shall be deleted and replaced with the words ''on the day that is two London and New York Banking Days preceding that Reset Date''.
Designated Maturity:    1 Month Spread:    None Floating Rate Day
Count Fraction:    Actual/360

Reset Dates:    First day of each Calculation Period

Business Days:    London and New York

Calculation Agent:    As stated in the Agreement.

Recording of Conversations:

Each party to this Transaction acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Transaction whether by one or other or both of the parties or their agents.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:

The Office of Party A for this
Transaction is:    Charlotte - NC, United States
Please send reset notices to fax no. (+1) 866 218 8487
The Office of Party B for this
Transaction is:    Cincinnati - OH, United States

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Accepted and confirmed as of the date first written: Bank of America, N.A.    Phillips Edison Grocery Center Operating Partnership I,
L.P.

/s/ Katherine Andrews
Katherine Andrews
Managing Director, Sr. Group Operations Manager

Authorised Signatory	By: /s/ D.J. Belock
Name:    D.J. Belock
Title:     Vice President

Our Reference Number:    916545822
Internal Tracking No:    16545822
Amended

Incorporated in the USA with Limited Liability
Chartered under US law by the Office of the Comptroller of the Currency, Charter No 13044
Head Office 101 North Tryon Street, Charlotte, North Carolina, U.S.A.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct Authority and limited regulation by the Prudential Regulation Authority.